UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2007

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon	97229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 27, 2007, Electro Scientific Industries, Inc. (the “Company”) appointed Kerry Mustoe as the Company’s Interim Chief Financial Officer effective October 1, 2007. Prior to being named Interim Chief Financial Officer, Ms. Mustoe had served as the Company’s Corporate Controller and Chief Accounting Officer since September 2, 2003 and as Vice President since January 18, 2007, and she will continue to serve in those capacities in addition to serving as Interim Chief Financial Officer. She previously served as Interim Chief Financial Officer from December 7, 2005 until September 10, 2006. During the time that Ms. Mustoe is Interim Chief Financial Officer, she will serve as both the Company’s principal financial officer and principal accounting officer.

Prior to joining the Company, Ms. Mustoe, age 51, held director of accounting and finance positions at other high technology firms located in Portland, Oregon, including at FEI Company, a provider of products and systems used to manufacture very small objects in the nanotechnology industry in 2003, Oresis Communications, a provider of switching products for the telecommunication industry, from 2001 through 2002, and RadiSys Corporation, a provider of communications systems components, from 1999 to 2001. Prior to that, Ms. Mustoe was accounting director at Sequent Computer Systems, a manufacturer and provider of information technology solutions, and an auditing manager and certified public accountant with PriceWaterhouseCoopers LLP in Portland, Oregon.

The Company is conducting an external search to identify potential candidates for the position of Chief Financial Officer of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2007.

Electro Scientific Industries, Inc.

By:	/s/ Nick Konidaris
Name:	Nick Konidaris
Title:	President and Chief Executive Officer

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